                             UNDERWRITING AGREEMENT


                                 March __, 2000


FleetBoston Robertson Stephens Inc.
Warburg Dillon Read LLC
PaineWebber Incorporated
Roth Capital Partners, Inc.
As Representatives of the several Underwriters
c/o FleetBoston Robertson Stephens Inc.
555 California Street, Suite 2600
San Francisco, CA  94104


Ladies and Gentlemen:

                  INTRODUCTORY. Visible Genetics Inc., a corporation organized under the laws of the Province of Ontario, Canada (the "Company"), proposes to issue and sell to the several underwriters named in SCHEDULE A (the "Underwriters") an aggregate of 2,000,000 shares (the "Firm Shares") of its common shares (the "Common Shares"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 300,000 Common Shares (the "Option Shares") as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively called the "Shares". FleetBoston Robertson Stephens Inc. ("Robertson Stephens"), Warburg Dillon Read LLC, PaineWebber Incorporated and Roth Capital Partners, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares.

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-3 (File No. 333-32258), which contains a form of prospectus, subject to completion, to be used in connection with the public offering and sale of the Shares. Each such prospectus, subject to completion, used in connection with such public offering is called a "preliminary prospectus". Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including all documents incorporated or deemed to be incorporated by reference therein (each an "Incorporated Document") and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b)

Registration Statement, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Shares, is called the "Prospectus". All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                  The Company hereby confirms its agreements with the Underwriters as follows:

         SECTION 1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants to each Underwriter as follows:

         (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

                  Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus, as of its date, and the Prospectus, as amended or supplemented, as of its date and at all subsequent times through the 30th day after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

         (b) OFFERING MATERIALS FURNISHED TO UNDERWRITERS. The Company has delivered to the Representatives (i) four complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and (ii) conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

         (c) DISTRIBUTION OF OFFERING MATERIAL BY THE COMPANY. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

         (d) THE UNDERWRITING AGREEMENT. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (e) AUTHORIZATION OF THE SHARES. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when paid for by the Underwriters and issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.


         (f) NO APPLICABLE REGISTRATION OR OTHER SIMILAR RIGHTS. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement except for such rights as have been duly waived or are not exercisable in accordance with their terms by virtue of the Underwriters' determination that marketing factors do not permit the securities owned by such persons to be included in the Registration Statement.


         (g) NO MATERIAL ADVERSE CHANGE. Subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one enterprise (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and
(iii) there has been no dividend or distribution of any kind declared, paid or made by the Company except as set forth in the Prospectus or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (h) INDEPENDENT ACCOUNTANTS. PriceWaterhouseCoopers LLP, who have expressed their opinion with respect to the consolidated financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the Exchange Act.

         (i) PREPARATION OF THE FINANCIAL STATEMENTS. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Summary--Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

         (j) COMPANY'S ACCOUNTING SYSTEM. The Company and each of its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (k) SUBSIDIARIES OF THE COMPANY. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the following subsidiaries: Applied Sciences Inc., Visible Genetics Europe S.A., Visible Genetics Corp., Visible Genetics B.V., Visible Genetics Srl and Visible Genetics Israel Ltd. (each an "Active Subsidiary" and collectively the "Active Subsidiaries") and Gene Foundry Inc., which is a non-active subsidiary.

         (l) INCORPORATION AND GOOD STANDING OF THE COMPANY AND ITS SUBSIDIARIES. The Company has been amalgamated, each of its subsidiaries has been duly organized and each of the Company and the Active Subsidiaries is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized with full corporate power and authority to own its properties and conduct its business as described in the prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification (except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect). None of the subsidiaries of the Company (other than the Active Subsidiaries) are engaged in any business.

         (m) CAPITALIZATION OF THE ACTIVE SUBSIDIARIES. All the outstanding shares of capital stock of each Active Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Active Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances.

         (n) NO PROHIBITION ON ACTIVE SUBSIDIARIES FROM PAYING DIVIDENDS OR MAKING OTHER DISTRIBUTIONS. No Active Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Active Subsidiary's capital stock, from repaying to the Company any loans or advances to such Active Subsidiary from the Company or from transferring any of such Active Subsidiary's property or assets to the Company or any other Active Subsidiary of the Company, except as described in or contemplated by the Prospectus.

         (o) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Prospectus or incorporated by reference therein. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         (p) STOCK EXCHANGE LISTING. The Shares are registered pursuant to
Section 12(g) of the Exchange Act and are listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, LLC (the "NASD") is contemplating terminating such registration or listing.

         (q) NO CONSENTS, APPROVALS OR AUTHORIZATIONS REQUIRED. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act and such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated here and in the Prospectus, (ii) by the National Association of Securities Dealers, LLC and (iii) by the federal and provincial laws of Canada.

         (r) NON-CONTRAVENTION OF EXISTING INSTRUMENTS AGREEMENTS. Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Active Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Active Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject or
(iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Active Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Active Subsidiaries or any of its or their properties.

         (s) NO DEFAULTS OR VIOLATIONS. Neither the Company nor any Active Subsidiary is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Active Subsidiary or any of its properties, as applicable, except any such violation or default which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change or except as otherwise disclosed in the Prospectus.

         (t) NO ACTIONS, SUITS OR PROCEEDINGS. Except as otherwise disclosed in the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Active Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to result in a Material Adverse Effect.

         (u) ALL NECESSARY PERMITS, ETC. The Company and each Active Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses except as disclosed in the Prospectus and except for any certificates, authorizations or permits, the absence of which would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Active Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

         (v) TITLE TO PROPERTIES. Except as otherwise disclosed in the Prospectus, the Company and each of its Active Subsidiaries has good title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Active Subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any Active Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Active Subsidiary.

         (w)      TAX LAW COMPLIANCE.

                  (i) All tax returns required to be filed by or on behalf of the Company and its subsidiaries, except for non-income state and local tax returns (other than, for this purpose, ad valorem tax returns) which, singly and in the aggregate are not material, have been duly filed on a timely basis and such tax returns are true, correct and complete. All taxes shown to be payable on such tax returns, or on subsequent assessments with respect thereto, have been paid in full on a timely basis, and no other taxes are payable by the Company and its subsidiaries with respect to items or periods covered by such tax returns (whether or not shown or reportable on such tax returns). The amount of the Company's and its subsidiaries' liabilities for unpaid taxes for all periods do not exceed the amount of the current liability accruals for taxes reflected in the financial statements of the Company, and such financial statements properly accrue in accordance with US GAAP all liabilities for taxes of the Company and its subsidiaries payable after the date of the financial statements attributable to transactions or events occurring prior to such date.

                  (ii) The designation of the law of New York to apply to this Agreement will not cause the Company to have a "permanent establishment" in the United States, as such term is defined in the Convention between the Government of the United States of America and Canada with respect to Taxes on Income and on Capital (the "Treaty").

                  (iii) The Company was not a "passive foreign investment company" (a "PFIC") as defined in Section 1297(a) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") during its 1999 taxable year. The Company does not believe that it is, or that upon the consummation of the transactions contemplated hereby and the application of the net proceeds as described in the Prospectus under the heading "Use of Proceeds" it will be, a PFIC. The Company will review not less frequently than annually whether it has become a PFIC and if, pursuant to such review, the Company determines that it has or is likely to become a PFIC, it will use its best efforts to inform its shareholders of such PFIC status as soon as practicable and to comply with any applicable reporting and other requirements of Subparts A, B and C of
         Part VI of Subchapter P of the Code. The Company does not believe that it is, or is likely to become, a "foreign personal holding company" as defined in Section 552 of the Code.

                  (iv) No stamp or other issue or transfer taxes or duties are payable by or on behalf of the Underwriters to the Canadian government or to the provincial government of Ontario in connection with (A) the issuance, sale and delivery by the Company to or for the respective accounts of the Underwriters of the Common Shares or
         (B) the sale and delivery outside Canada by the Underwriters of the Common Shares to the initial purchasers thereof in the manner contemplated in the Underwriting Agreement.


                  (v) The statements under the caption "Taxation--Canadian Federal Income Tax Considerations" in Item 7 of Part I of the Annual Report on Form 20-F filed for the year ended December 31, 1999, insofar as such statements relate to Canadian tax matters currently applicable to the U.S. holders referred to therein, fairly disclose in all material respects as of the date of the Prospectus the principal Canadian income tax consequences of holding Shares as capital property and dealing at arm's length with the Company.

                  (vi) The statements under the caption "Taxation--U.S. Federal Income Tax Consequences" in Item 7 of Part I of the Annual Report on Form 20-F filed for the year ended December 31, 1999, and under the heading "RISK FACTORS--Our U.S. investors could suffer adverse tax consequences if we are characterized as a passive foreign investment company" in the Registration Statement on Form F-3 filed with the Securities and Exchange Commission on March ___, 2000, insofar as such statements relate to United States tax matters currently applicable to the persons described therein, accurately reflect in all material respects as of the date of the Prospectus the material tax consequences of owning Shares to such persons.

         (x) INTELLECTUAL PROPERTY RIGHTS. Except as described in the Prospectus, each of the Company and its subsidiaries owns or possesses adequate rights to use all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and Prospectus and any Incorporated Document; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, would not result in a Material Adverse Change that is not otherwise disclosed in the Prospectus; except as described in the Prospectus, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and, except as described in the Prospectus, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict by the Company with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus, there is no claim being made against the Company regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding might reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus, the Company and its subsidiaries do not in the conduct of their business as now or proposed to be conducted as described in the Prospectus infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

         (y) Y2K. There are no Y2K issues related to the Company or any of its subsidiaries that (i) are of a character required to be described or referred to in the Registration Statement or Prospectus or any Incorporated Document by the Securities Act or by the Exchange Act which have not been accurately described in all material respects in the Registration Statement, Prospectus or any Incorporated Document or (ii) might reasonably be expected to result in any Material Adverse Change or that might materially affect their properties, assets or rights.

         (z) NO TRANSFER TAXES OR OTHER FEES. There are no transfer taxes or other similar fees or charges under Canadian or United States federal law or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

         (aa) COMPANY NOT AN "INVESTMENT COMPANY". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (bb) INSURANCE. Each of the Company and its Active Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Active Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes, general liability and Directors and Officers liability. The Company has no reason to believe that it or any Active Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. During the past 24 months, neither of the Company nor any Active Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

         (cc) LABOR MATTERS. To the best of Company's knowledge, no labor disturbance by the employees of the Company or any of its Active Subsidiaries exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, subassemblers, subcontractors, or international distributors that might be expected to result in a Material Adverse Change.

         (dd) NO PRICE STABILIZATION OR MANIPULATION. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

         (ee) LOCK-UP AGREEMENTS. Each executive officer and director of the Company and each beneficial owner of five or more percent of the outstanding issued share capital of the Company (other than Hilal Capital Management LLC, Oracle Strategic Partners, L.P., Dr. John K. Stevens, DCF Capital, L.L.C., DWS Investment GmbH and Frontier Capital Management Company) has agreed to sign an agreement substantially in the form attached hereto as EXHIBIT A (the "Lock-up Agreements"). The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of record of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-up Agreements presently in effect. The Company hereby represents and warrants that it will not release any of its officers, directors or other stockholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of Robertson Stephens.


         (ff) RELATED PARTY TRANSACTIONS. There are no business relationships or related-party transactions involving the Company or any Active Subsidiary or any other person required to be described in the Prospectus which have not been described as required.

         (gg) ENVIRONMENTAL LAWS. (i) The Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, except where the failure to comply would not reasonably be expected to result in a Material Adverse Change, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement, the Prospectus and any Incorporated Document, (iii) the Company is not currently aware that it will be required to make future material capital expenditures to comply with Environmental Laws and
(iv) to the knowledge of the Company, no property that is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, ET SEQ.), or otherwise designated as a contaminated site under applicable state or local law.

         (hh) PERIODIC REVIEW OF COSTS OF ENVIRONMENTAL COMPLIANCE. The Company has conducted reviews of the effect of Environmental Laws on the business, operations and properties of the Company and its Active Subsidiaries, in the course of which it has identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

         (ii) REGULATORY COMPLIANCE. Neither the Company nor any of its subsidiaries is in violation of any applicable foreign, federal, state, provincial or local laws or regulations relating to the development, testing, human trials, handling, manufacturing, and commercialization of medical devices, including without limitation the U.S. Food, Drug and Cosmetic Act and the rules and regulations of the U.S. Food and Drug Administration (the "FDA") (or its Canadian equivalent) (collectively, "Drug Laws") which would reasonably be expected to result in any Material Adverse Change. To the best knowledge of the Company, except as set forth in the Registration Statement and the Prospectus, no prospective change in any of such laws or regulations or any other applicable foreign, federal, state, provincial or local laws or regulations has been adopted that, when made effective, would reasonably be expected to have a Material Adverse Effect. Each of the Company and its Active Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Drug Laws as are necessary to own, lease and operate its respective properties and to conduct its business, except as described in the Prospectus and except for those permits, the absence of which would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Active Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its Active Subsidiaries, except for such restrictions that would not reasonably be expected to have a Material Adverse Effect.

         (jj) ERISA COMPLIANCE. Any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder (collectively, "ERISA")) established or maintained by "U.S. ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "U.S. ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Code of which the Company is a member and which is incorporated or organized in the United States. No "reportable event" (as defined under ERISA) for which the 30-day reporting requirement has not been waived has occurred or is reasonably expected to occur with respect to any "employee benefit plan" covered by Title IV of ERISA established or maintained by any U.S. ERISA Affiliates. No "employee benefit plan" established or maintained by the U.S. ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfounded benefit liabilities" (as defined under ERISA) that would have a Material Adverse Effect. No U.S. ERISA Affiliate has incurred or reasonably expects to incur any liability having a Material Adverse Effect under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) penalties or excise tax under Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by any U.S. ERISA Affiliate that is intended to be qualified under Section 401(a) of the Code has received a favorable opinion letter from the Internal Revenue Service as to qualified status and, to the best knowledge of the Company or any subsidiary, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualified status.

         (kk) EXCHANGE ACT COMPLIANCE. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date and the Second Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (ll) EXCHANGE ACT REPORTS FILED. The Company has filed all reports required to be filed pursuant to the Securities Act and the Exchange Act.

         (mm) CONDITIONS FOR USE OF FORM F-3. The Company has satisfied the conditions for the use of Form F-3, as set forth in the general instructions thereto, with respect to the Registration Statement.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement or related to the transactions contemplated hereby shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

         SECTION 2. PURCHASE, SALE AND DELIVERY OF THE SHARES.

         (a) THE FIRM SHARES. The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on SCHEDULE A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $[___] per share.

         (b) THE FIRST CLOSING DATE. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made by the Company and the Representatives at 6:00 a.m. San Francisco time, at the offices of Baer Marks & Upham, LLP, 805 Third Avenue, New York, New York 10022 (or at such other place as may be agreed upon among the Representatives and the Company), (i) on the third (3rd) full business day following the first day that Shares are traded,
(ii) if this Agreement is executed and delivered after 1:30 P.M., San Francisco time, the fourth (4th) full business day following the day that this Agreement is executed and delivered or (iii) at such other time and date not later that seven (7) full business days following the first day that Shares are traded as the Representatives and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof), such time and date of payment and delivery being herein called the "First Closing Date;" provided, however, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Section 2(g) and 3(e) hereof, the Representatives may, in their sole discretion, postpone the First Closing Date until no later that two (2) full business days following delivery of copies of the Prospectus to the Representatives.

         (c) THE OPTION SHARES; THE SECOND CLOSING DATE. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 300,000 Option Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. The time and date of delivery of the Option Shares, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on SCHEDULE A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         (d) PUBLIC OFFERING OF THE SHARES. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

         (e) PAYMENT FOR THE SHARES. Payment for the Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer in immediately available funds to the order of the Company.

                  It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. FleetBoston Robertson Stephens Inc., individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         (f) DELIVERY OF THE SHARES. The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, a credit representing the Option Shares the Underwriters have agreed to purchase at the First Closing Date (or the Second Closing Date, as the case may be), to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the Second Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         (g) DELIVERY OF PROSPECTUS TO THE UNDERWRITERS. Not later than 12:00 noon on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

         SECTION 3. COVENANTS OF THE COMPANY.

                  The Company further covenants and agrees with each Underwriter as follows:

         (a) REGISTRATION STATEMENT MATTERS. The Company will (i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Securities Act is followed, to prepare and timely file with the Commission under Rule 424(b) under the Securities Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Securities Act and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Securities Act. If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act prior to the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

         (b) SECURITIES ACT COMPLIANCE. The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

         (c) BLUE SKY COMPLIANCE. The Company will cooperate with the Representatives and counsel for the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (both national and foreign) as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

         (d) AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS AND OTHER SECURITIES ACT MATTERS. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Underwriters and to dealers, an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

         (e) COPIES OF ANY AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS. The Company agrees to furnish the Representatives, without charge, during the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representatives may request.

         (f) INSURANCE. The Company shall (i) obtain Directors and Officers liability insurance in the minimum amount of $10 million which shall apply to the offering contemplated hereby and (ii) cause Robertson Stephens to be added to such policy such that up to $500,000 of its expenses pursuant to section 7(a) shall be paid directly by such insurer.

         (g) NOTICE OF SUBSEQUENT EVENTS. If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in your opinion, the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         (h) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

         (i) TRANSFER AGENT. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Company Shares.

         (j) EARNINGS STATEMENT. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending June 30, 2001 that satisfies the provisions of Section 11(a) of the Securities Act.

         (k) PERIODIC REPORTING OBLIGATIONS. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

         (l) AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES. The Company will not offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other Common Shares or any securities convertible into, or exchangeable for, Common Shares; provided, however, that the Company may (i) issue and sell Common Shares pursuant to any director or employee stock option or stock purchase plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Prospectus against the transfer of any such Common Shares and (ii) the Company may issue Common Shares issuable upon the conversion of securities (including options and the Company's Series A Convertible Preferred Shares) or the exercise of warrants outstanding at the date of the Prospectus and described in the Prospectus. These restrictions terminate after the close of trading of the Shares on the 90th day after (and including) the day the Shares commenced trading on the Nasdaq National Market (the "Lock-Up Period").

         (m) FUTURE REPORTS TO THE REPRESENTATIVEs. During the period of five years hereafter the Company will furnish to the Representatives (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of operations, shareholders' equity (deficit) and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K or 20-F, Quarterly Report on Form 10-Q, Current Report on Form 8-K or 6-K or other report filed by the Company with the Commission, the National Association of Securities Dealers, LLC or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

         (n) EXCHANGE ACT COMPLIANCE. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

         SECTION 4. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the First Closing Date and, with respect to the Option Shares, on the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of the Second Closing Date as though then made (except in each case with respect to any representation or warranty made as of a particular date, in which case such representation or warranty shall be accurate as of such date), to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS; NO STOP ORDER; NO OBJECTION FROM THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, LLC. The Registration Statement shall have become effective prior to the execution of this Agreement, or at such later date as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or any Incorporated Document or otherwise) shall have been complied with to the reasonable satisfaction of Underwriters' counsel; and the National Association of Securities Dealers, LLC shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (b) CORPORATE PROCEEDINGS. All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

         (c) NO MATERIAL ADVERSE CHANGE. Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date, or the Second Closing Date, as the case may be, there shall not have been any Material Adverse Change from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

         (d) OPINION OF COUNSEL FOR THE COMPANY. You shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of (i) Baer Marks & Upham, LLP, United States counsel for the Company, substantially in the form of EXHIBIT B-1 attached hereto, and (ii) an opinion of Osler, Hoskin & Harcourt, LLP, Canadian counsel for the Company, substantially in the form of EXHIBIT B-2 attached hereto, in each case dated the First Closing Date, or the Second Closing Date, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters.

                  Counsel rendering the opinions contained in EXHIBITS B-1 and B-2 may rely as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case its opinion is to state that they are so relying and that, without any independent investigation, they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' counsel.

         (e) OPINION OF INTELLECTUAL PROPERTY COUNSEL FOR THE COMPANY. You shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Oppedahl and Larson, L.L.P. intellectual property counsel for the Company, substantially in the form of EXHIBIT C attached hereto.

         (f) OPINION OF REGULATORY COUNSEL FOR THE COMPANY. You shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Hyman, Phelps & McNamara, P.C., regulatory counsel for the Company, substantially in the form of EXHIBIT E attached hereto.

         (g) OPINION OF COUNSEL FOR THE UNDERWRITERS. You shall have received on the First Closing Date or the Second Closing Date, as the case may be, an opinion of Testa, Hurwitz & Thibeault, LLP, substantially in the form of EXHIBIT D hereto. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

         (h) ACCOUNTANTS' COMFORT LETTER. You shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from PriceWaterhouseCoopers, LLP addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than four (4) business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from PriceWaterhouseCoopers, LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the consolidated balance sheet of the Company as of December 31, 1999 and related consolidated statements of operations, shareholders' equity, and cash flows for the twelve (12) months ended December 31, 1999, and address other matters agreed upon by PriceWaterhouseCoopers, LLP and you.

         (i) OFFICERS' CERTIFICATE. You shall have received on the First Closing Date and the Second Closing Date, as the case may be, a certificate of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

         (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the First Closing Date or the Second Closing Date, as the case may be (except in each case with respect to any representation or warranty made as of a particular date, in which case such representation or warranty shall be accurate as of such date), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date or the Second Closing Date, as the case may be;

         (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

         (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto and the Incorporated Documents, when such Incorporated Documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and (A) the Registration Statement and any amendments thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit the statement of material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

         (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus as amended or supplemented, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries except for the accrual of dividends under the Series A Convertible Preferred Shares in accordance with their terms as described in the Prospectus, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a Material Adverse Effect.


         (j) LOCK-UP AGREEMENT FROM CERTAIN STOCKHOLDERS OF THE COMPANY. The Company shall have obtained and delivered to you an agreement substantially in the form of EXHIBIT A attached hereto from each executive officer and director of the Company, and each beneficial owner of five or more percent of the outstanding issued share capital of the Company (other than Hilal Capital Management LLC, Oracle Strategic Partners, L.P., Dr. John K. Stevens, DCF Capital, L.L.C., DWS Investment GmbH and Frontier Capital Management Company).


         (k) STOCK EXCHANGE LISTING. The Shares shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

         (l) COMPLIANCE WITH PROSPECTUS DELIVERY REQUIREMENTS. The Company shall have complied with the provisions of Sections 2(g) and 3(e) hereof with respect to the furnishing of Prospectuses.

         (m) ADDITIONAL DOCUMENTS. On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (Payment of Expenses),
Section 6 (Reimbursement of Underwriters' Expenses), Section 7 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

         SECTION 5. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or, subject to the penultimate sentence of this Section 5, the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under (A) the state securities or blue sky laws or (B) the provincial securities laws of Canada or any other country, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey", an "International Blue Sky Survey" or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the National Association of Securities Dealers, LLC review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with listing the Common Shares on the Nasdaq National Market, (ix) all costs and expenses incident to the travel and accommodation of the Company's employees on the "roadshow", and (x) all other fees, costs and expenses referred to in Item 14 of
Part II of the Registration Statement. Notwithstanding anything herein to the contrary, the Company shall not be obligated to pay attorneys' fees and expenses of the Underwriters contemplated by clauses (vi) and vii) of this Section 5 in excess of $15,000 in the aggregate. Except as provided in this Section 5,
Section 6, and Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

         SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representatives pursuant to Section 4, Section 8 or Section 9, or if the sale to the Underwriters of the Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges.

         SECTION 7. INDEMNIFICATION AND CONTRIBUTION.

         (a) INDEMNIFICATION OF THE UNDERWRITERS.

         The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or
(ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Shares, including without limitation, statements communicated by the Company to securities analysts employed by the Underwriters; or (vi) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause
(i), (ii), (iii), (iv) or (v) above, provided that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Robertson Stephens) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not apply or inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS, OFFICERS. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

         (c) INFORMATION PROVIDED BY THE UNDERWRITERS. The Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, hereby acknowledges that the only information that the Underwriters have furnished to the Company in writing expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first, second, eighth and ninth paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct.

         (d) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Robertson Stephens in the case of Section 7(b) and Section 8), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

         (e) SETTLEMENTS. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (f) CONTRIBUTION. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by such party on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the such party on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the "control" Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (g) TIMING OF ANY PAYMENTS OF INDEMNIFICATION. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five
(45) days of invoice to the indemnifying party.

         (h) SURVIVAL. The indemnity and contribution agreements contained in this Section 7 and the representation and warranties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

         (i) ACKNOWLEDGEMENTS OF PARTIES. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this

Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act and the Exchange Act.

         SECTION 8. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on SCHEDULE A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, and Section 7 shall at all times be effective and shall survive such termination; provided, however, that the Company shall not be obligated to pay any expenses of, or any other amounts to, or to indemnify, any Underwriter who has defaulted in its obligations under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

                  As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this
Section 8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 9. TERMINATION OF THIS AGREEMENT. This Agreement may be terminated by the Representatives by notice given to the Company if (a) at any time after the execution and delivery of this Agreement and prior to the First Closing Date (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the National Association of Securities Dealers, LLC; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms contemplated in the Prospectus or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (b) in the case of any of the events specified 9(a)(i)-(v), such event singly or together with any other event, makes it, in your judgement, impracticable or inadvisable to market the Common Shares in the manner and on the terms contemplated in the Prospectus. Any termination pursuant to this Section 9 shall be without liability on the part of (x) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 6 hereof, (y) any Underwriter to the Company or any person controlling the Company, or (z) of any party hereto to any other party except that the provisions of Section 7 shall at all times be effective and shall survive such termination.

         SECTION 10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the company, of its officers, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

         SECTION 11. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

         FLEETBOSTON ROBERTSON STEPHENS INC.
         555 California Street
         San Francisco, California  94104
         Facsimile:  (415) 676-2675
         Attention:  General Counsel

If to the Company:

         VISIBLE GENETICS INC.
         700 Bay Street, Suite 1000
         Toronto, Ontario
         Canada M5G 126
         Facsimile:  (416) 813-3250
         Attention:  President

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 8 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and to their respective successors and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

         SECTION 13. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 14. GOVERNING LAW PROVISIONS.

         (a) GOVERNING LAW. This agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

         (b) CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a San Francisco office at 49 Stevenson Street, San Francisco, California 94105, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of San Francisco.

         (c) WAIVER OF IMMUNITY. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related

Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

         SECTION 15. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         SECTION 16. DISTRIBUTION OF SHARES IN CANADA. The Representatives hereby agree on behalf of the Underwriters that during the distribution of the Shares, and for a period of 90 days thereafter, the Underwriters shall offer the Shares for sale in Canada only pursuant to exemptions from the prospectus requirements of applicable securities legislation through dealers appropriately registered under such laws or pursuant to exemptions from the applicable registered dealer requirements.


         [The remainder of this page has been intentionally left blank.]

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                          Very truly yours,
                                          VISIBLE GENETICS INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                  The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

FLEETBOSTON ROBERTSON STEPHENS INC.
WARBURG DILLON READ LLC
PAINEWEBER INCORPORATED
ROTH CAPITAL PARTNERS, INC.

On their behalf and on behalf of each of the several underwriters named in SCHEDULE A hereto.

BY FLEETBOSTON ROBERTSON STEPHENS INC.

By:
   -------------------------------------------
   Mitch Whiteford

                                   SCHEDULE A

                                                   NUMBER OF FIRM COMMON
                UNDERWRITERS                       SHARES TO BE PURCHASED
-----------------------------------------    ----------------------------------
FLEETBOSTON ROBERTSON STEPHENS INC.......                   [___]
WARBURG DILLON READ LLC..................                   [___]
PAINEWEBER INCORPORATED..................                   [___]
ROTH CAPITAL PARTNERS, INC...............                   [___]
         Total...........................                 2,000,000


                                      S-A

                                    EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT

FleetBoston Robertson Stephens Inc.
Warburg Dillon Read LLC
PaineWeber Incorporated
Roth Capital Partners
         As Representatives of the Several Underwriters
c/o FleetBoston Robertson Stephens Inc.
555 California Street, Suite 2600
San Francisco, California 94104

RE: Visible Genetics Inc. (the "Company")


Ladies & Gentlemen:

                  The undersigned is an owner of record or beneficially of certain Common Shares of the Company ("Common Shares") or securities convertible into or exchangeable or exercisable for Common Shares. The Company proposes to carry out a public offering of Common Shares (the "Offering") for which you will act as the representatives (the "Representatives") of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

                  In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any Common Shares, any options or warrants to purchase any Common Shares or any securities convertible into or exchangeable for Common Shares (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (iii) with respect to sales or purchases of Common Shares acquired on the open market, (iv) by will or the laws of descent, or (v) with the prior written consent of FleetBoston Robertson Stephens Inc. The foregoing restrictions will terminate after the close of trading of the Common Shares on the 90th day after (and including) the day the Common Shares commenced trading on the Nasdaq National Market (the "Lock-Up Period"). The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of Common Shares or Securities held by the undersigned except in compliance with the foregoing restrictions.

                  This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. In the event the Offering has not occurred on or before June 30, 2000, this Lock-Up Agreement shall be of no further force or effect.


                   Dated
                        --------------------------------------------------------


                   -------------------------------------------------------------
                                                          Printed Name of Holder

                   By:
                      ----------------------------------------------------------
                                                                       Signature

                   -------------------------------------------------------------
                                                  Printed Name of Person Signing
                          (and indicate capacity of person signing if signing as
                                  custodian, trustee, or on behalf of an entity)

                                   EXHIBIT B-1

         MATTERS TO BE COVERED IN THE OPINION OF COMPANY'S U.S. COUNSEL

     (i) Each of Applied Sciences, Inc. ("ASI") and Visible Genetics Corp. ("VGC") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

     (ii) Each of ASI and VGC has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

     (iii) Each of ASI and VGC is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

     (iv) To such counsel's knowledge, the issued and outstanding capital shares of the Company outstanding prior to the issuance of the Shares will not have been issued in violation of or subject to any [NON-STATUTORY CO-SALE RIGHT, RIGHT OF FIRST REFUSAL OR OTHER SIMILAR RIGHT, OTHER THAN ANY REGISTRATION RIGHTS DESCRIBED IN OPINION (xiv) HEREOF];

     (v) All issued and outstanding shares of capital stock of each of ASI and VGC have been duly authorized and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, have not been issued in violation of or subject to any preemptive right arising under the certificate of incorporation or applicable law, co-sale right, right of first refusal or other similar right, other than any registration rights described in Opinion (xiv) hereof and except as otherwise described in the Prospectus to the knowledge of the Company are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest;

     (vi) This Agreement is enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles (whether relief is sought in a proceeding at law or in equity);

     (vii) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

     (viii) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations; and each of the Incorporated Documents (other than the financial statements (including supporting schedules) and the financial data derived therefrom as to which such counsel need express no opinion) complied when filed pursuant to the Exchange Act as to form in all material respects with the requirements of the Act and the Rules and Regulations of the Exchange Act and the applicable rules and regulations of the Commission thereunder;

     (ix) The description in the Registration Statement and the Prospectus of U.S. statutes, other than those statutes regarding the FDA or intellectual property, are accurate and fairly present the information required to be presented by the Securities Act;

     (x) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or any Incorporated Document or to be filed as an exhibit to the Registration Statement or any Incorporated Document which are not described or referred to therein or filed as required;

     (xi) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification obligations hereunder, concerning which no opinion need be expressed) will not to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument filed as an exhibit to the Annual Report on Form 20-F filed for the year ended December 31, 1999 to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations;

     (xii) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except (i) such as have been obtained under the Securities Act, (ii) such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters, (iii) such as may be required by the National Association of Securities Dealers, LLC and (iv) such as may be required under the federal or provincial laws of Canada;

     (xiii) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus [or any Incorporated Document] by the Securities Act or by the Exchange Act or the applicable rules and regulations of the Commission thereunder, other than those described therein; and

     (xiv) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus and any Incorporated Document, no holders of Company Shares or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Company Shares or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or are not exercisable in accordance with their terms by virtue of the Underwriter's determination that marketing factors do not permit the securities owned by such persons to be included in the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights.

     (xv) The Company is not and, after giving effect to the offering and the sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended. [SUCH COUNSEL MAY RELY ON A CERTIFICATE OF THE APPROPRIATE OFFICERS OF THE COMPANY AS TO THE MANNER IN WHICH THE COMPANY'S FUNDS ARE AND WILL BE INVESTED.]

     (xx) Each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act; and such counsel has no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were filed, not misleading.

     Additional Matters to be Covered in the Opinion of Baer Marks & Upham LLP

     (xxi) The statements contained in the Prospectus and Registration Statement under the caption "RISK FACTORS - U.S. investors in our company could suffer adverse tax consequences if we are characterized as a passive foreign investment company" and in Item 7 of Part I of the Annual Report on Form 20-F filed for the year ended December 31, 1999, insofar as they refer to statements of law of the United States or legal conclusions thereunder, are correct in all material respects and present fairly the information described therein.

         In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the First Closing Date or Second Closing Date, as the case may be, the Registration Statement and any amendment or supplement thereto and any Incorporated Document, when such documents became effective or were filed with the Commission (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the First Closing Date or the Second Closing Date, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto and any Incorporated Document (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel shall also state that the conditions for the use of Form F-3 set forth in the General Instructions thereto have been satisfied.

                                   EXHIBIT B-2

MATTERS TO BE COVERED IN THE OPINION OF CANADIAN COUNSEL TO THE COMPANY

         (i) The Company is a corporation amalgamated under the laws of the Province of Ontario. There are no restrictions on the corporate power and capacity of the Company to own and lease property and assets and to carry on business.

         (ii) The Company's authorized equity capitalization consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in series, of which 33,950 Series A Convertible Preferred Shares (the "Series A Shares") have been authorized for issuance.

         (iii) The Common Shares to be issued by the Company pursuant to the terms of the Underwriting Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued and outstanding as fully paid and non-assessable and will not have been issued in violation of, or subject to, any pre-emptive right arising under the Company's charter or by-laws or under the BUSINESS CORPORATIONS ACT (Ontario).

         (iv) There are no restrictions on the corporate power and capacity of the Company to enter into the Underwriting Agreement or to carry out its obligations under the Underwriting Agreement. The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement have been duly authorized by all necessary corporation action on the part of the Company.

         (v) The Underwriting Agreement has been duly executed by the Company.

         (vi) The performance of the Underwriting Agreement and the consummation of the transactions contemplated thereunder in accordance with the terms of the Underwriting Agreement do not (a) result in any violation of the Company's charter or by-laws, (b) result in a violation of any law of the Province of Ontario (or the federal law of Canada applicable therein) applicable to the Company and applicable to transactions such as those provided for in the Underwriting Agreement, or (c) to the knowledge of Osler, Hoskin & Harcourt LLP, any judgment, order or decree binding upon the Company of any court, regulatory body, administrative agency or governmental body in Canada having jurisdiction over the Company.

         (vii) No consent, approval, authorization, licence or order of, or filing with, any court, government, governmental agency or body in Canada having jurisdiction over the Company is required to be obtained or made by the Company under the laws of the Province of Ontario or the federal laws of Canada applicable therein, for the valid authorization, issuance, sale and delivery by the Company of the Shares to be sold by it pursuant to the Underwriting Agreement, or the performance by the Company of the Underwriting Agreement or the consummation by the Company of the transactions contemplated at the date hereof by the Underwriting Agreement, in each case in respect of the distribution of the Shares by the Underwriters outside of Canada.

         (viii) The provisions of the Common Shares and the Series A Shares conform, in all material respects, with the descriptions thereof contained in the Prospectus under the heading "Description of Capital Shares".

         (ix) The form of share certificate for the Common Shares has been duly approved by the Company and complies with the provisions of the BUSINESS CORPORATIONS ACT (Ontario).

         (x) The statements contained in the Prospectus under the headings "Risk Factors - We may require approval of the holders of our Series A preferred shares in order to obtain certain types of financing and we may be prevented from obtaining these types of financing by the holders of our Series A preferred shares", "- Our amended articles of incorporation and by-laws contain certain provisions that make it difficult for a third party to acquire our company even if doing so would be beneficial to our shareholders and, therefore, our shareholders may not be able to maximize the return of their investment", "- Because our preferred shareholders are entitled to certain preferences over our common shareholders under certain circumstances, our common shareholders may not receive a return of the full amount they have invested in our company", "Dividend Policy" and "Description of Capital Shares - Classified Board", in each case , insofar as such statements purport to describe certain provisions of the Company's charter or by-laws, are accurate in all material respects.

         (xi) The disclosure contained in the Prospectus under the heading "Service and Enforcement of Legal Process" and in Item 6 of Part I of the Annual Report of the Company on Form 20-F filed for the year ended December 31, 1999 (the "Annual Report"), in each case, insofar as such disclosure describes or summarizes matters of Canadian law or constitutes conclusions of Canadian law, fairly summarizes such matters of law or conclusions of law.

         (xii) The statements contained in Item 7 of Part I of the Annual Report under the heading "Canadian Federal Income Tax Considerations", insofar as they refer to statements of law of Canada or legal conclusions thereunder fairly describe the principal Canadian federal income tax consequences under the INCOME TAX ACT (Canada) to a Holder (as defined therein) of Common Shares and a Series A Holder (as defined therein) of Series A preferred shares of the Company.

         (xiii) No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to the Canadian government or to the provincial government of Ontario in connection with (A) the issuance, sale and delivery by the Company to or for the respective accounts of the Underwriters of the Common Shares or (B) the sale and delivery outside Canada by the Underwriters of the Common Shares to the initial purchasers thereof in the manner contemplated in the Underwriting Agreement.

                                    EXHIBIT C

                     MATTERS TO BE COVERED IN THE OPINION OF
                  INTELLECTUAL PROPERTY COUNSEL FOR THE COMPANY

                  Such counsel are familiar with the technology used by the Company in its business and the manner of its use thereof and have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to patents, trade secrets, trademarks, service marks or other proprietary information or materials and:

         (i) As to the statements under the captions "Risk Factors -- If we are unable to successfully protect our intellectual property, our competitive position will be harmed." "Risk Factors -- Others could claim that we infringe on their intellectual property rights, which may result in costly, time consuming litigation" and "Business -- Proprietary Rights," nothing has come to the attention of such counsel which caused them to believe that the above-mentioned sections of the Registration Statement and any amendment or supplement thereto made available and reviewed by such counsel, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are to be purchased, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (ii) Except as described in the Prospectus, such counsel knows of no material action, suit, claim or proceeding relating to patents, patent rights or licenses, trademarks or trademark rights, copyrights, collaborative research, licenses or royalty arrangements or agreements or trade secrets, know-how or proprietary techniques, including processes and substances, owned by or affecting the business or operations of the Company which are pending or threatened against the Company or any of its officers or directors.

         (iii) The Company is listed in the records of the United States Patent and Trademark Office as the holder of record of the patents listed on a schedule to such opinion (the "Patents") and each of the applications listed on a schedule to such opinion (the "Applications"). To the knowledge of such counsel, there are no claims of third parties to any ownership interest or lien with respect to any of the Patents or Applications. Such counsel is not aware of any material defect in form in the preparation or filing of the Applications on behalf of the Company. To the knowledge of such counsel, the Applications are being pursued by the Company. To the knowledge of such counsel, the Company owns as its sole property the Patents and pending Applications;

         (iv) The Company is listed in the records of the appropriate foreign offices as the sole holder of record of the foreign patents listed on a schedule to such opinion (the "Foreign Patents") and each of the applications listed on a schedule to such opinion (the "Foreign Applications"). Such counsel knows of no claims of third parties to any ownership interest or lien with respect to the Foreign Patents or Foreign Applications. Such counsel is not aware of any material defect of form in the preparation or filing of the Foreign Applications on behalf of the Company. To the knowledge of such counsel, the Foreign Applications are being pursued by the Company. To the knowledge of such counsel, the Company owns as its sole property the Foreign Patents and pending Foreign Applications; and

         (v) Such counsel knows of no reason why the Patents or Foreign Patents are not valid as issued. Such counsel has no knowledge of any reason why any patent to be issued as a result of any Application or Foreign Application would not be valid or would not afford the Company useful patent protection with respect thereto.

                                    EXHIBIT D

          MATTERS TO BE COVERED IN THE OPINION OF UNDERWRITERS' COUNSEL

         (i) The [Firm Shares] [Option Shares] have been duly authorized and, upon issuance and delivery and payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

         (ii) The Registration Statement complied as to form in all material respects with the requirements of the Act; the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto have been instituted or threatened or are pending under the Securities Act.

         (iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  Such counsel shall state that such counsel has reviewed the opinions addressed to the Representatives from each dated the date hereof, and furnished to you in accordance with the provisions of the Underwriting Agreement. Such opinions appear on their face to be appropriately responsive to the requirements of the Underwriting Agreement.

                  In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the First Closing Date or Second Closing Date, as the case may be, the Registration Statement and any amendment or supplement thereto and any Incorporated Document, when such documents became effective or were filed with the Commission (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the First Closing Date or the Second Closing Date, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto and any Incorporated Document (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    EXHIBIT E

           MATTERS TO BE COVERED IN THE OPINION OF REGULATORY COUNSEL

                  Such counsel are familiar with the nature of the Company's business and have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to regulatory matters and:

         As to the statements under the captions "Risk Factors -- We may not receive approval of the FDA or foreign regulatory authorities for our HIV OpenGene System and, in the future, other HIV products, and, therefore, we may not be able to sell our HIV products to the clinical diagnostic market in the United States or abroad," "Risk Factors -- Each time we make alterations to any FDA approved products, we may need to seek additional FDA approval, which will lengthen the time and increase the cost of bringing upgraded or new products to market," and "Business -- Regulation by the FDA and Other Government Agencies," nothing has come to the attention of such counsel which caused them to believe that the above-mentioned sections of the Registration Statement and any amendment or supplement thereto made available and reviewed by such counsel, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are to be purchased, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                      E-1